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                                                                    Exhibit 99.2

                                [TOLLGRADE LOGO]

                                  [LETTERHEAD]




Contact:  Richard Skaare
          412-820-1347
          rskaare@tollgrade.com



             TOLLGRADE COMPLETES ACQUISITION FROM LUCENT TECHNOLOGIES Purchase of MLT/Loopcare software assets for approximately $60 million expands Tollgrade into full test system leadership


PITTSBURGH, PA, September 30, 2001 -- Tollgrade Communications, Inc. (NASDAQ:
TLGD) today completed the acquisition of the software assets of the MLT/LoopCare test system business from Lucent Technologies for approximately $60 million in cash.

         The Regional Bell Operating Companies (RBOCs) use MLT/LoopCare's software-based system to test telephone line, or loop, services known as Plain Old Telephone Services (POTS) Tollgrade, which has partnered with Lucent since 1998, will continue to integrate its DigiTest(R) hardware with LoopCare software to economically solve customers' total testing needs. Those solutions will handle not only today's POTS services but also the emerging needs of the digital consumer. Additionally, Lucent and Tollgrade have also entered into a supply agreement to provide LoopCare solutions for the Digital Subscriber Line (DSL) and AnyMedia market.

         "This acquisition is strategic for Tollgrade by establishing us as the preeminent integrated and full-service provider among POTS test system companies," said Tollgrade Chairman and CEO Chris Allison "The LoopCare purchase comes at a time of other good news as we expect third-quarter revenue of approximately $16 million and earnings of about $.15, both of which are within the range that we noted in our second quarter earnings release."

           LoopCare employs about 32 people. Tollgrade intends to move the group to a facility near the current Liberty Corner, NJ location.

         Parker/Hunter Incorporated acted as financial advisor to Tollgrade in connection with this transaction.


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CONFERENCE CALL

         On Monday, October 1, 2001, at 4:00 p.m. (Eastern Time), Chris Allison, Tollgrade's Chairman and Chief Executive Officer, will host a teleconference to discuss the company's acquisition of LoopCare. The telephone number for U.S. participants is 866-233-3843, and for international callers the number is 612-288-0329.

         In addition, participants may listen to the conference call via a live broadcast over the Internet. To participate in this webcast, simply log on to http://videonewswire.com/event.asp?id=1117 or log onto www.tollgrade.com and visit the Investor Events page. The conference call also will be available for replay from 8:30 p.m. Monday, October 1, 2001 until 11:59 p.m. Monday, October 8, 2001. Please call 1-800-475-6701 (320-365-3844 for international callers) and use Access Code 605859.

ABOUT TOLLGRADE

         Tollgrade Communications, Inc. (NASDAQ: TLGD) designs, engineers, markets and supports test system, test access and status monitoring products for the telecommunications and cable television industries. Tollgrade, which is headquartered in a suburb of Pittsburgh, Pa., recorded 2000 revenues of $114.4 million. The company maintains a presence in regions across the United States and in the United Kingdom. Tollgrade's World Wide Web address is www.tollgrade.com.

ABOUT LUCENT TECHNOLOGIES

         Lucent Technologies, headquartered in Murray Hill, N.J., designs and delivers networks for the world's largest communications service providers. Backed by Bell Labs research and development, Lucent relies on its strengths in mobility, optical, data and voice networking technologies as well as software and services to develop next-generation networks.

         The company's systems, services and software are designed to help customers quickly deploy and better manage their networks and create new, revenue-generating services that help


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business and consumers. For more information on Lucent Technologies, visit its
Web site at http://www.lucent.com.

FORWARD-LOOKING STATEMENTS

         Statements included here, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including without limitation, statements as to management's beliefs, strategies, plans, expectations or opinions in connection with company performance, which are based on a number of assumptions concerning future conditions that may ultimately proved to be inaccurate.

         The forward-looking statements must be qualified by important factors that could cause actual earnings and other results to differ materially from those achieved in the past or those expected by the company. These include: customers' ability to meet established purchase forecasts and their own growth projections; the ability of certain customers to maintain financial strength and access to capital; the ability for sales and marketing partners to meet their own performance objectives and provide vendor financing to certain local exchange carriers; customers' seasonal buying patterns and the risk of order cancellations; risk of shortage of key components and possibilities of limited source of supply; manufacturing delays and availability of manufacturial capacity; intense competition in the market for the company's products; rapid technological change along with the need to continually develop new products and gain customer acceptance and approval; the company's dependence on a relatively narrow range of products; competition; the company's dependence on key employees; difficulties in managing the company's growth; the company's dependence upon a small number of large customers and certain suppliers; the company's dependence upon proprietary rights; risks of third party claims of infringements; possibility of product defects; the potential of having excess inventory and risk of parts' obsolescence should demand for the company's products decrease substantially; and government regulation. Statements included here speak as of the date of this release, and the company disclaims any duty to update.

                                      # # #

(R)DigiTest is a registered trademark of Tollgrade Communications, Inc





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